UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2014

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Flintkote Avenue

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2014, Ignyta, Inc. (“Ignyta”) entered into Amendment No. 2 (the “Amendment”) to the License Agreement (the “License Agreement”) dated as of October 10, 2013, as amended on October 25, 2013, by and between Ignyta and Nerviano Medical Sciences S.r.l. (“Nerviano”).

The Amendment modifies the milestones that would trigger the initial three milestone payments specified in the License Agreement. Pursuant to the Amendment, the initial milestone payment of $10 million will be due and payable to Nerviano by December 31, 2014, and the second and third milestone payments will be triggered by revised clinical and/or regulatory events relating to Ignyta’s entrectinib (formerly called RXDX-101) product candidate or other licensed products. The amounts of such milestone payments have not changed.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which Ignyta intends to file with its annual report on Form 10-K for the year ending December 31, 2014, requesting confidential treatment of certain portions.

Item 7.01	Regulation FD Disclosure

The press release dated December 15, 2014 announcing the Amendment is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2014	IGNYTA, INC.

	By:	/s/ Jonathan E. Lim, M.D.
Name: Jonathan E. Lim, M.D.
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 15, 2014.